COMSTOCK ANNOUNCES DAYTON MINERAL RESOURCE REPORT
SIGNIFICANTLY EXPANDS GOLD AND SILVER RESOURCES

VIRGINIA CITY, NEVADA, December 1, 2022 – Comstock Inc. (NYSE: LODE) (“Comstock” or the “Company”) today announced the publication of the initial technical report for the Company’s Dayton Consolidated Project. Behre Dolbear authored the independent, initial assessment of the Dayton Consolidated Project mineral resources, as of November 1, 2022, compliant with current SEC S-K 1300 guidelines. The full report is available on the Company’s website, at www.comstock.inc/investors.
The estimated mineral resource is constrained within an open pit economic shell based on a gold price of $1,800 per ounce and reported at a cutoff grade of 0.007 ounce gold per ton. The estimate includes Measured and Indicated resources containing 293,000 ounces of gold and 2,120,000 ounces of silver, plus an additional Inferred resource containing 90,000 ounces of gold and 480,000 ounces of silver.

Dayton Estimated In-Situ Mineral Resources as of November 1, 2022 (0.007 opt Au cut-off)
	Tons	Au (opt)	Ag (opt)	Contained[1]
				Au (oz)	Ag (oz)
Measured	2,650,000	0.030	0.252	80,000	670,000
Indicated	7,620,000	0.028	0.190	213,000	1,450,000

Measured and Indicated	10,270,000	0.029	0.206	293,000	2,120,000

Inferred	3,740,000	0.024	0.129	90,000	480,000
[1]Slight differences may occur due to rounding

The Dayton resource is located approximately one mile south of the Company’s Lucerne mining area, along State Route 342 and State Route 341. It includes the historic Dayton, Alhambra, Metropolitan, and Kossuth mines. Additional Comstock exploration areas located northwest, southwest, and south of the Dayton Project include Oest, Amazon Extension of Oest, and Spring Valley, respectively.

The Dayton project has long been known for high grade assays, with gold assays as high as 2.95 ounces per ton, and silver assays as high as 6.68 ounces per ton. Drilling by Comstock has also encountered significant thicknesses of mineralization, including 135 feet averaging 0.218 ounces per ton Au and 0.685 ounces per ton Ag (hole D11-21), 145 feet averaging 0.056 ounces per ton Au and 0.352 ounces per ton Ag (hole D11-33), 50 feet averaging 0.030 ounces per ton Au and 1.072 ounces per ton Ag (hole D94-17), 295 feet averaging 0.027 ounces per ton Au and 0.087 ounces per ton Ag (hole D10-01), and 235 feet averaging 0.031 ounces per ton Au and 0.102 ounces per ton Ag (hole SV12-05).
The report reflects a newly developed geologic model based on highly detailed and methodical identification and correlation of structural and lithological controls for mineralization.
Behre Dolbear’s conclusions include,
•The Dayton Project represents an early stage but well-explored, epithermal, precious metal deposit within an historic world-class mining district.
•The geology of the project area, particularly in the Dayton resource area, is well described and understood through vigorous surface and underground mapping and drill hole logging.
•Based upon drilling, continuity of the mineralized zone appears to be good.
•The QP opines that potentially higher-grade mineralization may exist in previously un-drilled areas in the Dayton resource where northeast striking faults intersect.
•The deposit is hosted in structurally prepared rocks within the southerly striking east dipping Silver City fault zone extension. Grades and extent of mineralization are enhanced where this fault zone is intersected by north-south, northwest, and northeast striking faults and in particular where N50°E faults intersect N75°E faults.
•At Spring Valley, high-grade or bonanza-style mineralization may be present as much of the area is covered by post-mineral gravel and historic mining is minimal.
“These results confirm the quality and growth potential of our Dayton resource,” stated Corrado De Gasperis, Comstock’s Executive Chairman and CEO. “When combined with the results of the recent technical report published on our Lucerne resource, Comstock controls significant, district-wide mineral resources with outstanding potential for further gold and silver mineral resource growth.”
Comstock plans to develop the Dayton resource systemically, through the deployment of more advanced mineral discovery technologies and a series of phased drilling programs and engineering studies. A first phase of drilling, recommended by Behre Dolbear, includes 70 RC holes totaling 31,500 feet that will, among other objectives, test for high grade mineralization and step out exploration into Spring Valley.
About Behre Dolbear
Behre Dolbear is a one of the oldest mineral industry advisory firms in the world, continuously operating since 1911. Behre Dolbear authored the Technical Report Summary, Dayton Consolidated Project, Lyon

County, Nevada as an independent third-party, following the United States Security and Exchange Commission’s mining rules under subpart 1300 of Regulation S-K.
About Comstock
Comstock (NYSE: LODE) innovates technologies that contribute to global decarbonization and circularity by efficiently converting under-utilized natural resources into renewable fuels and electrification products that contribute to balancing global uses and emissions of carbon. The Company intends to achieve exponential growth and extraordinary financial, natural, and social gains by building, owning, and operating a fleet of advanced carbon neutral extraction and refining facilities, by selling an array of complementary process solutions and related services, and by licensing selected technologies to qualified strategic partners. To learn more, please visit www.comstock.inc.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, taxes, earnings and growth. These statements are based on assumptions and assessments made by our management considering their experience and their perception of historical and current trends, current conditions, possible future developments, and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology, quantum computing and advanced materials development, and development of cellulosic technology in bio-fuels and related carbon-based material production; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.

Contact information:
Comstock Inc. P.O. Box 1118 Virginia City, NV 89440 www.comstock.inc	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockinc.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockinc.com